Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of New England Power Company (the “Company”) on Form 10-Q for the quarterly period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February12, 2004	/s/ Stephen P. Lewis
Stephen P. Lewis President

Date: February 12, 2004	/s/ John G. Cochrane
John G. Cochrane Vice President and Chief Financial Officer